Investor Presentation Dated April 30, 2020 Exhibit 99.1

Legal Information and Disclaimer This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Coastal’s current views with respect to, among other things, future events and Coastal’s financial performance. Any statements about Coastal’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Coastal or any other person that the future plans, estimates or expectations contemplated by Coastal will be achieved. Coastal has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Coastal believes may affect its financial condition, results of operations, business strategy and financial needs. Coastal’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in Form 10-K for the year ended December 31, 2019, and in any of Coastal’s subsequent filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or if Coastal’s underlying assumptions prove to be incorrect, actual results may differ materially from what Coastal anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Coastal undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. This presentation includes industry and trade association data, forecasts and information that Coastal has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Coastal, which information may be specific to particular markets or geographic locations. Some data is also based on Coastal’s good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Statements as to Coastal’s market position are based on market data currently available to Coastal. Although Coastal believes these sources are reliable, Coastal has not independently verified the information contained therein. While Coastal is not aware of any misstatements regarding the industry data presented in this presentation, Coastal’s estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Coastal believes that its internal research is reliable, even though such research has not been verified by independent sources. Trademarks referred to in this presentation are the property of their respective owners, although for presentational convenience we may not use the ® or the TM symbols to identify such trademarks. This presentation includes certain non-GAAP financial measures for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act, including adjusted net income, adjusted earnings per share, adjusted return on average assets and adjusted return on average shareholders’ equity. These non-GAAP financial measures and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their most directly comparable GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Coastal’s non-GAAP financial measures as tools for comparison. See the Appendix to this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures. This presentation also contains certain non-GAAP financial measures for first and second quarter of 2019 in addition to results presented in accordance with GAAP. These non-GAAP financial measures are presented to illustrate the impact of temporary high rate BaaS deposits on the balance sheet. By removing these temporary deposits to show what the results would have been without them, we are providing investors with the information to better compare results with periods that did not have these temporary deposits. These measures include adjusted return on average assets, adjusted cost of funds, adjusted cost of deposits, adjusted net interest margin, adjusted noninterest expense to average assets, and adjusted loans receivable to deposits. The Company also presented comparable earnings information using GAAP financial measures. Reconciliations of the GAAP and non-GAAP measures are presented in the appendix of this presentation. This presentation also contains certain non-GAAP financial measures in addition to results presented in accordance with GAAP relating to “Pre-provision, pre-tax net income” and “Pre-provision, pre-tax return on average assets” to illustrate the impact of provision for loan losses and provision for income taxes on net income and return on average assets. The most directly comparable GAAP measure to “Pre-provision, pre-tax net income” is net income. The most directly comparable GAAP measure to “Pre-provision, pre-tax return on average assets” is return on average assets. Reconciliations of the GAAP and non-GAAP measures are presented in the appendix of this presentation. Non-GAAP Financial Measures

Key Management Eric Sprink President Chief Executive Officer 29 Years of Financial Services Experience 14 Years in the Puget Sound Region 14 Years at Coastal Joel Edwards Executive Vice President Chief Financial Officer 33 Years of Financial Services Experience 24 Years in the Puget Sound Region 7 Years at Coastal

Coastal Community Bank was established in 1997 with a focus on serving small to medium-sized businesses within the Puget Sound region Dedicated to community banking 2019, 2018, 2017 & 2016 Recipient of the prestigious “5-Star Rating” from BauerFinancial, Inc. Stanwood & Camano News “Best Bank” (6 years in a row) 2013 * 2014 * 2015 * 2016 * 2017 * 2018 * 2019 “2017 & 2016 SBA Community Lender of the Year Award” in some of Washington’s most attractive markets 5 5 90 Everett Herald – 2014, 2015, 2016 2017, 2018, and 2019 Readers Choice – “Best Bank” Headquarters Everett, Washington – the largest city in and county seat of Snohomish County Branches 14 full-service banking locations1 11 in Snohomish County Opened Edmonds branch in October 2018 Opening Arlington branch in June 2020 2 in Island County 1 in King County (Seattle) Size and Scale $1.2 billion in total assets $1.0 billion in total loans $1.0 billion in total deposits Largest community bank by deposit market share in Snohomish County Focus Meet the financial needs of the community Make decisions locally Support the communities the Bank serves Corporate Overview Coastal will open our 15th branch in Arlington in June 2020 Note: Data as of March 31, 2020 unless otherwise indicated .

Key Investment Highlights Source: S&P Global Market Intelligence; FDIC’s Summary of Deposits as of June 30,2019 Consists of total deposits less all time deposits, BaaS deposits, and brokered deposits as of March 31,2020 Premier Local Bank in the Puget Sound Region Scalable Operating Model with Consistent Growth Diversified Loan Portfolio Business-focused bank with diverse portfolio primarily made up of owner-operated businesses and investor real estate loans Attractive Core Deposit Driven Franchise Largest locally headquartered bank, by deposit market share, in rapidly growing Snohomish County (1) Fund 88.8% of total loans with core deposits (2) 9 consecutive years of organic deposit, loan, and net income growth Efficiencies to be obtained with additional scale Well Positioned for Various Rate Environments Disciplined Underwriting and Credit Administration Reflected in historical asset quality metrics Focus on using customer service, not credit terms, to win business Attractive alternative to larger, more impersonal financial services companies Better positioned to adjust to changing rate environments due to core deposit growth driven franchise Quality underwriting and track record of strong asset quality Open to M&A opportunities to bolster growth Solid, lower cost core deposit-funded balance sheet Focus on growing lower cost core deposits instead of high rate CDs

Core Deposits (2) Financial Highlights Total Assets Note: Annual data as of or for the year ended December 31 of each respective year (2) Consists of total deposits less all time deposits and wholesale brokered deposits (3) 2017 net income is adjusted to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (3) Total Loans Net Income Tangible equity to tangible assets is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the date indicated, tangible equity to tangible assets is the same as total shareholders’ equity to total assets as of the date indicated.

Core Markets – Snohomish County Largest Locally HQ’d Bank in Snohomish County Notable Employers Median Household Income $85,758 per household in 2018, the second highest in Washington vs. $63,179 for the United States Unemployment Rate 5.8% as of March 2020 vs. 4.4% for the United States(1) Market Deposits $12.6 billion deposits in Snohomish County, the second largest county by deposits in Washington (the largest is King County with $87.9 billion in deposits) (2) 42.2% growth in deposits from 2010 to 2019 Positioning Lower cost of doing business compared to neighboring King County, while also providing ready access to King County and to the broader Puget Sound economy Recent Economic Developments Paine Field in Everett opened commercial air traffic in March 2019 Boeing’s plants reopened on April 20 as they resume working toward restarting 737 Max production Amazon plans for 15,000 employees in Bellevue(4) U.S. Bureau of Labor Statistics. Source: S&P Global Market Intelligence; FDIC’s Summary of Deposits as of June 30, 2019. Total Deposits in Market for Coastal Financial Corporation are $867.8 million at March 31, 2020 Source: The Seattle Times, February 6, 2020 (3)

5 405 90 5 The Puget Sound region in the state of Washington encompasses the Seattle MSA, the metropolitan areas of Olympia, Bremerton and Mount Vernon, and Island County. We believe there is significant organic growth opportunities given the: 55% 61% 75% (%) of Washington population represented by Puget Sound (%) of Washington businesses represented by Puget Sound (%) of Washington deposits represented by Puget Sound Branches Core Markets – Puget Sound Region Employment growth from 2010 to 2018 compared to national employment growth of 15% 22% Puget Sound Region Population growth from 2010 to 2018 compared to national population growth of 6% 13% Source: S&P Global Market Intelligence; Employment Security Department/WITS; U.S. Bureau of Labor Statistics. New Arlington Branch, Opens 2Q 2020

Scalable Operating Model Digital Banking Platform Leverage technology to deliver seamless services to our clients Average 6,000 digital deposits monthly, both consumer and commercial remote deposit capture Scale across Puget Sound region with limited branch locations We complement our traditional branches with a robust digital banking delivery system Number of Client Households by Location Snohomish County Branch Statistics Branches Source: S&P Global Market Intelligence; FDIC’s Summary of Deposits as of June 30, 2019; Total Deposits in Market for Coastal Financial Corporation are $867.8 million at March 31, 2020 (1) (2)

Employee Leadership in Non-Profit Organizations Know our markets and our customers Meaningfully contribute to communities we serve #1 Contributor of Service Hours per Employee Basic Principles of Community Banking Coastal employees contributed the most community service hours per employee in 2017 as reported by the Puget Sound Business Journal Top 15 in total 2018 volunteer hours of all business reporting in the Puget Sound per the Puget Sound Business Journal Coastal employees volunteer or serve on the Boards of 56 local non-profit organizations within the community Employee volunteer hours surpassed 9,700 supporting more than 173 organizations “It's representative of the bank's commitment to Community. We believe this is the best way to deliver charitable dollars to the communities where we do business. This is about the bank's employees doing something together in order to make a real impact.“ – Lee Pintar, founder of Coastal Community Bank Coastal Employee Giving Fund Created in 2002, the Coastal Employee Giving Fund through the Greater Everett Foundation, has given over 387 grants exceeding $524,650 Awards and Achievements “Small-Cap All Star Class of 2019” - Sandler O’Neill “Top 200 Community Bank in 2019” - American Banker Community Bank, Community Bankers 2019, 2018, 2017, 2016, 2015 and 2014 Readers Choice “Best Bank” - Everett Herald “Corporate Citizenship Award 2014-2018” - Puget Sound Business Journal

Loan Composition Loan Composition Loan Concentrations by County 86.4% of loans (measured by dollar amount outstanding) were secured by real estate, and 88% were made to borrowers who live or conduct business, in the Puget Sound region $29.3 million legal lending limit as of March 31, 2020 Commercial & Industrial (C&I) Portfolio $122.7 million total C&I loans $7.5 million of SBA loans in C&I portfolio Commercial Real Estate (CRE) Portfolio $763.2 million total CRE loans 348% regulatory aggregate CRE to total risk-based capital (1) $5.1 million of SBA 504 loans in portfolio 1-4 Family Real Estate Portfolio $117.8 million total 1-4 family loans $26.6 million purchased from financial institutions, all of which are individually re-underwritten (1) Calculated on Bank-level total risk-based capital as of March 31, 2020 Note: Data as of or for the quarter ended March 31, 2020 unless otherwise indicated. Overall Loan Portfolio 2.86 years weighted average reprice 7.30 years weighted average maturity Investor Real Estate 50.5% Owner Operated Businesses 34.5%

Deposit Composition Deposit Composition Core Deposit Driven Funding Core Deposit Franchise We define core deposits as total deposits less time deposits and all BaaS deposits 88.8% of total loans were funded with core deposits as of March 31, 2020 Core deposits were 88.8% of total deposits as of March 31, 2020 Cost of total deposits was 0.64% for the quarter ended March 31, 2020 versus 0.68% for the quarter ended March 31, 2019, and 0.63% for the quarter ended December 31, 2019 Deposit rates remained competitive in first quarter 2020 until late March Deposit rates were lowered and most rate changes were effective March and April 2020 No internet-sourced deposits Ability to use funding from BaaS program Emphasis on core deposits has helped generate an attractive funding mix Note: Data as of or for the quarter ended March 31, 2020 unless otherwise indicated. Core Deposits 88.8% (1)

Yield and Cost Margin Analysis Note: Data as of or for the year ended December 31 of each respective year unless noted otherwise

Strong Asset Quality Asset Quality Trends NPAs / Assets (%), NPLs / Loans (%) and NCOs / Avg. Loans (%) Allowance for Loan Losses (“ALLL”) / NPLs (%) Note: Data as of or for the year ended December 31 of each respective year unless noted otherwise

Historic Profitability and Efficiency Net Income and Return on Average Assets Net Income ($mm) Efficiency Ratio (%) and Noninterest Expense (“NIE”) to Average Assets (%) ROAA(%) Efficiency Ratio (%) NIE / Average Assets (%) Note: Annual data is as of or for the year ended December 31 of each respective year. Quarterly data is as of or for the three months ended March 31 of each respective year. Adjusted to exclude the impact of deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. Refer to “Non-GAAP Reconciliation” in the Appendix for additional details. (1)

Recent Developments 2019 Q4 Financial Results: Balance Sheet As of the quarter ended (Dollars in millions, except per share amounts) March 31, 2020 December 31, 2019 March 31, 2019 Total Assets $1,184.1 $1,128.5 $1,116.1 Total Loans $1,005.2 $939.1 $791.1 Total Deposits $1,005.1 $968.0 $976.5 Total Shareholders’ Equity $127.2 $124.2 $112.4 Book Value Per Share $10.66 $10.42 $9.44 For the three months ended March 31, For the twelve months ended December 31, Earnings 2020 2019 2019 2018 Net Income (Dollars in millions) $2.7 $2.8 $13.2 $9.7 Basic Earnings Per Share $0.23 $0.24 $1.11 $0.93 Return on Average Assets 0.96% 1.14% 1.28% 1.14% Pre-Tax, Pre-Provision Return on Average Assets (1) 1.77% 1.66% 1.86% 1.66% (1) Pre-Tax, Pre-Provision return on average assets is a non-GAAP measure that excludes the impact of the provision for income taxes and loan losses from return on average assets. Please refer to non-GAAP reconciliation in the Appendix for additional details

CCBX Division introduced January 27, 2020. Provides Banking as a Service (“BaaS”) enabling broker dealers and digital financial service providers to offer their clients banking services. The “X” is indicative of the technology services that our partners provide. Fintech Partners – We have two active partners, two in friends and family trials, two in onboarding/implementation, three signed LOI’s, and a pipeline that may lead us to onboarding up to two new partners per quarter. Infrastructure – We hired support staff to build infrastructure and expect additional hires in 2020 for new partners. The investments we are making today are not for immediate returns but for longer-term returns that we believe will build value for shareholders while benefiting our customers, employees, and communities that we serve. We entered into an agreement with a Fintech and made an investment in them to build a standardized platform to allow us to more profitably deliver BaaS to Fintechs desiring standardized banking services for their customers. Cost – As we build out CCBX, we will do our best to cover related costs with new revenues from CCBX customers. These hires are investments in our future and necessary to perform the services safely and soundly and to manage the risks associated with this line of business. Risk – We hired a Chief Risk Officer and Data Scientist/Architect with PhD in Artificial Intelligence to perform services safely and soundly. We also recently announced that we are building an integrated compliance and reporting system to monitor and address these risks in partnership with Neocova. Although we carefully underwrite and complete extensive due diligence of each partner, we know that all of partners may not be successful, and like any new business some might fail. Through ongoing monitoring of each relationship, we believe that we will be able to minimize any impact, but recognize that income streams may diminish should a partner fail. Compliance – We are very cognizant of both our compliance responsibility and the True Lender Doctrine, and should any of our partners offer lending products, the Bank will be the True Lender and engage with the relationships accordingly. Financial Reporting – Starting with the fourth quarter 2019, we have changed references made to “wholesale” and "wholesale banking services" to "BaaS" and “BaaS fees.” Asset Growth – Some of our fintech contracts include lending products which, if successful, may potentially lead to additional loan growth beyond the community bank’s organic growth, use of funding from partners, increased utilization of capital, and additional growth in assets.

Appendix

Interest Rate Shock Analysis Impact on Net Interest Income (NII) – Parallel Shifts – Static Balance Sheet Impact on NII Parallel Shifts – Dynamic Balance Sheet Note: Data for the twelve months ended March 31, 2020.

Selected Year-End Financials Refer to “Non-GAAP Reconciliation” in this Appendix for additional details. Share and per share amounts are based on total common shares outstanding, which includes common stock and nonvoting common stock. Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

Non-GAAP Reconciliation – 2017 Adjusted Measures Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. Our management uses the non-GAAP financial measures set forth below in its analysis of our performance for 2017 to exclude the impact of a deferred tax asset revaluation due to the enactment of the Tax Cuts and Jobs Act. “Adjusted net income” is a non-GAAP measure defined as net income increased by the additional income tax expense that resulted from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. The most directly comparable GAAP measure is net income. “Adjusted earnings per share” is a non-GAAP measure defined as net income, plus additional income tax expense as noted above, divided by weighted average outstanding shares (diluted). The most directly comparable GAAP measure is earnings per share. “Adjusted return on average assets” is a non-GAAP measure defined as net income, plus additional income tax expense as noted above, divided by average assets. The most directly comparable GAAP measure is return on average assets. “Adjusted return on average shareholders’ equity” is a non-GAAP measure defined as net income, plus additional income tax expense as noted above, divided by average shareholders’ equity. The most directly comparable GAAP measure is return on average shareholders’ equity. Share and per share amounts are based on total common shares outstanding, which includes common stock and nonvoting common stock. These amounts have been adjusted to give effect to a one-for-five reverse stock split of common shares completed effective May 4, 2018.

Selected Quarterly Financials Refer to “Non-GAAP Reconciliation” in this Appendix for additional details. Share and per share amounts are based on total common shares outstanding, which includes common stock and nonvoting common stock. Tangible book value per share is a non-GAAP measure. Since there is no goodwill or other intangible assets as of the dates indicated, tangible book value per share is the same as book value per share as of each of the dates indicated.

Non-GAAP Reconciliation – 2019 Adjusted Measures Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. Our management uses the non-GAAP financial measures set forth below in its analysis of our performance for first and second quarter of 2019 to illustrate the impact of temporary high rate BaaS deposits on the balance sheet. By removing these temporary deposits to show what the results would have been without them we are providing investors with the information to better compare results with periods that did not have these temporary deposits. “Adjusted return on average assets” is a non-GAAP measure that excludes the temporary impact of holding high rate BaaS-brokered deposits on the balance sheet. The most directly comparable GAAP measure is return on average assets. “Adjusted cost of funds” is a non-GAAP measure that excludes the temporary impact of holding high rate BaaS-brokered deposits on the balance sheet. The most directly comparable GAAP measure is cost of funds. “Adjusted cost of deposits” is a non-GAAP measure that excludes the temporary impact of holding high rate BaaS-brokered deposits on the balance sheet. The most directly comparable GAAP measure is cost of deposits. “Adjusted net interest margin” is a non-GAAP measure that excludes the temporary impact of holding high rate BaaS-brokered deposits on the balance sheet. The most directly comparable GAAP measure is net interest margin. “Adjusted noninterest expense to average assets” is a non-GAAP measure that excludes the temporary impact of holding high rate BaaS-brokered deposits on the balance sheet. The most directly comparable GAAP measure is noninterest expense to average assets. “Adjusted loans receivable to deposits” is a non-GAAP measure that excludes BaaS-brokered deposits on the balance sheet. The most directly comparable GAAP measure is loans receivable to deposits.

Non-GAAP Reconciliation - 2019 Adjusted Measures Continued

Non-GAAP Reconciliation – Pre-Provision, Pre-Tax Some of the financial measures included in this presentation are not measures of financial performance recognized by GAAP. The following non-GAAP measures are presented to illustrate the impact of provision for loan losses and provision for income taxes on net income and return on average assets.   “Pre-provision, pre-tax return net income” is a non-GAAP measure that excludes the impact of provision for loan losses and provision for income taxes from net income.  The most directly comparable GAAP measure is net income.   “Pre-provision, pre-tax return on average assets” is a non-GAAP measure that excludes the impact of provision for loan losses and provision for income taxes from return on average assets.  The most directly comparable GAAP measure is return on average assets.   Reconciliations of the GAAP and non-GAAP measures are presented below.

Diverse Loan Portfolio (1) Restaurants make-up 0.71% and $7.4 million of Groups <2.0% of Total, 8.2% category in CRE loan breakdown (2) Restaurants make-up 0.11% and $1.1 million of Groups <1.0% of Total, 5.0% category in C&I loan breakdown CRE Loan Breakdown as % of Total Outstanding Balances and Available Commitments C&I Loan Breakdown as % of Total Outstanding Balances and Available Commitments Construction/Land Loan Breakdown as % of Total Outstanding Balances and Available Commitments (1) (2)

Loan Portfolio Statistics (1) (1) (2) (2) (3) (3) Based on best available data. If a loan has multiple guarantors, FICO score represented is highest of the guarantors. FICO scores are based off origination unless updated through annual term loan review or other credit action. Loan to Value (LTV) data is based on best available data. LTV at origination is used unless updated information was made available through a annual term loan review or other credit action. Debt Service Coverage Ratio (DSCR) data is based on best available data. DSCR at origination is used unless updated information was made available through a annual term loan review or other credit action. Most current data as of March 31, 2020 unless noted otherwise (1) (1) (2) (2) (3) (3)

COVID-19 Update

Bank Update:

- 3/12/2020 – Board declares and activates COVID-19 pandemic plan
- 3/16/2020 – Portion of the workforce begins working at home and is dispersed throughout facilities
- 3/17/2020 – Branches closed except for drive-ups and appointments
- 4/17/2020 – Coastal begins working on recovery plan to gradually reopen branches
- 4/24/2020 – Restructuring payments on existing loans to alleviate financial hardship per regulatory guidance
    - 180 loans with payment modifications and deferrals totaling $159.3 million as of 4/24/2020
- 4/27/2020 – Paycheck Protection Program (following table as of 4/29/2020)

Metric	Round 1 (through 4/23/2020)	Round 2 (4/24/2020 - 4/29/2020)	Total (through 4/29/2020)
Applications approved	1,291	796	2,087
Amount approved	$289.8 million	$123.6 million	$413.4 million
Applications funded	1,104	252	1,356
Funds provided to businesses in our communities	$271.7 million	$46.6 million	$318.3 million
People employed at these businesses (funded loans only)	24,001	4,539	28,540

Washington State Update Headlines from Governor's Website:

- 1/21/2020 – First reported case in U.S. of COVID-19
- 2/29/2020 – First known Washington State and U.S. death due to COVID-19. Governor announces state of emergency
- 3/02/2020 – Companies begin urging employees to work from home and schools start to close
- 3/06/2020 – COVID-19 cases surpass 100
- 3/11/2020 – Governor bans gatherings greater than 250 people
- 3/16/2020 – COVID-19 cases surpass 1,000
- 3/23/2020 – Governor issues stay at home order
- 3/23/2020 – Boeing shuts down Puget Sound plants due to COVID-19 outbreak
- 4/02/2020 – Governor extends stay at home order until May 4, 2020
- 4/05/2020 – Governor donates 400 ventilators back to stockpile for use by other states
- 4/06/2020 – Schools closed for rest of this school year
- 4/07/2020 – Governor announced he sent field hospital back
- 4/13/2020 – Washington, Oregon, and California announce Western State Pact
- 4/16/2020 – Governor expands eviction moratorium until June 4, 2020
- 4/20/2020 – Boeing begins reopening their Puget Sound plants
- 4/21/2020 – Governor approves COVID-19 Recovery Plan
- 4/24/2020 – Implementation of Phase I construction restart
- 4/27/2020 – Governor announces easing of outdoor restrictions

Source of Washington State Timeline: www.governor.wa.gov/news-media/news-release-archive

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